                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Gardner Denver Machinery Inc.
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

   (5)  Total fee paid:

   ----------------------------------------------------------------------------


   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   ----------------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

   ----------------------------------------------------------------------------

     GARDNER
     ----------  [LOGO]
         DENVER




                                                             March 26, 1997

    TO OUR STOCKHOLDERS:

        You are cordially invited to attend the 1997 Annual Meeting of Stockholders on Tuesday, May 6, 1997 at 1:30 p.m., at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois.

        The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of the formal business, the President will report on current operations and plans. A question and answer period will follow.

        We look forward to a significant vote of the Common Stock either in person or proxy. Your support is appreciated, and we hope that you will be able to join us at the May 6 meeting. However, whether or not you expect to attend the Annual Meeting in person, please complete, date, sign and return the enclosed proxy in the enclosed stamped and addressed envelope at your earliest convenience. You may revoke your proxy and vote in person if you decide to attend the Annual Meeting.

                                       Cordially,

     /S/ ALAN E. RIEDEL                    /S/ ROSS J. CENTANNI

    Alan E. Riedel                         Ross J. Centanni
    Chairman of the Board                  President and Chief Executive Officer

                         GARDNER DENVER MACHINERY INC.
                            1800 GARDNER EXPRESSWAY
                            QUINCY, ILLINOIS 62301



                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

         Notice is hereby given that the 1997 Annual Meeting of Stockholders of Gardner Denver Machinery Inc. (the "Company") will be held at the Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 6, 1997, at 1:30 p.m., for the following purposes:

         1. To elect two directors for a three-year term each; and

         2. To transact such other business as properly may come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the meeting. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

                                       FOR THE BOARD OF DIRECTORS


                                       Helen W. Cornell
                                       Vice President, Corporate Secretary

     Quincy, Illinois
     March 26, 1997

                          RETURN OF PROXIES REQUESTED
          ----------------------------------------------------------
             TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE
               SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY,
                   FOR WHICH A RETURN ENVELOPE IS PROVIDED.
          ----------------------------------------------------------

                         GARDNER DENVER MACHINERY INC.
                            1800 GARDNER EXPRESSWAY
                            QUINCY, ILLINOIS 62301

                                PROXY STATEMENT

                              GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of Gardner Denver Machinery Inc. (the "Company" or "Gardner Denver") and will be voted in accordance with the instruction given in the proxy if it is returned duly executed and is not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.

    This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about March 26, 1997. The record date for determining the stockholders entitled to vote at the meeting was the close of business on March 14, 1997 (the "Record Date"). On that date, the outstanding voting securities of the Company were 9,920,625 shares of Common Stock, par value $0.01 ("Common Stock"). Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is required to establish a quorum.

    The Company is not aware of any matter that will be presented to the meeting for action on the part of the stockholders other than that stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be considered present at the meeting for purposes of determining a quorum and will be counted as voting (but not for or against) with regard to the issue to which the abstention relates. Any "broker nonvote" also will be considered present for quorum purposes but will not be counted as voting with regard to the issue to which it relates.

    The enclosed proxy indicates on its face the total number of shares of Common Stock registered in your name on the Record Date, whether held in book entry or certificate form. If you return a proxy properly signed, but do not indicate your voting preference, the shares represented by your proxy will be voted for the election of the nominees for director named in this Proxy Statement. If you are a participant in the Gardner Denver Machinery Inc. Retirement Savings Plan (the "Savings Plan") the enclosed proxy includes the number of equivalent shares credited to your respective account. When your proxy is returned properly signed, it will serve as direction to NationsBank, N.A., as Trustee (the "Trustee") for the Savings Plan, to vote the shares held for your account in accordance with your instructions. Your properly signed proxy will also serve as a direction to the Trustee to vote all of the uninstructed shares of Common Stock credited to other participants' accounts and shares of Common Stock not yet allocated to participants' accounts in the same manner as you indicated. The Trustee will vote shares of Common Stock for which no instructions are received and shares of Common Stock not yet allocated to participants' accounts in the same proportion (for/against) as the shares of Common Stock for which instructions are received from Savings Plan participants. If you fail to return a proxy properly signed, the equivalent shares of Common Stock credited to your account will be voted by the Trustee in the same proportion as the shares for which instructions were received from other Savings Plan participants.

    The cost of soliciting proxies will be borne by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson & Company Inc. has been retained by the Company to assist in the solicitation of proxies at an anticipated cost of approximately $10,000 plus reimbursement of reasonable expenses. Officers and employees of the Company, without being additionally compensated, may also make requests by letter, telephone or in person for the return of proxies.

                             ELECTION OF DIRECTORS

    The authorized number of directors of the Company is presently fixed at five, divided into three classes: two classes having two members and one class having one member. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

    For election as directors at the Annual Meeting of Stockholders to be held on May 6, 1997, the Board of Directors has approved the nominations of Alan E. Riedel and Ross J. Centanni, who are currently directors, each to serve for a three-year term expiring in 2000. The affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy, is required to elect each of the nominees to the director positions.

    If either of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Board of Directors, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that either nominee will be unavailable.

    The following information is provided regarding the nominees for election as a director and each of the other directors who will continue in office after the meeting:

                                        NOMINEES FOR ELECTION

                    FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

      [PHOTO]        ALAN E. RIEDEL, age 66, has been Chairman of the Board of Directors of Gardner
        OF           Denver since its incorporation in November 1993. Mr. Riedel was previously Vice
      RIEDEL         Chairman of Cooper Industries, Inc. ("Cooper") from August 1992 until his retirement in March 1994. From 1973 to August 1992, Mr. Riedel was Senior Vice
                     President, Administration for Cooper. He has a B.A. degree in government and an
                     Honorary Doctor of Laws degree from Ohio University and a J.D. degree from Case
                     Western Reserve University School of Law. He has also completed the Harvard
                     Business School's Advanced Management Program. Mr. Riedel is a director of
                     Arkwright Mutual Insurance Company; Belden Inc., a publicly held manufacturer of electronic and electrical wire and cable; The Standard Products Company, a publicly held manufacturer of rubber and plastic parts for the automotive industry; and The First Knox Bank Corporation. He is a trustee and former chairman of the Ohio University Foundation. Mr. Riedel currently is of counsel to Squire, Sanders and Dempsey L.L.P., which provided legal services to the
                     Company during 1996 and continues to render such services to the Company.

      [PHOTO]        ROSS J. CENTANNI, age 51, has been President and Chief Executive Officer and a
        OF           director of Gardner Denver since its incorporation in November 1993. Prior to
     CENTANNI        Gardner Denver's spin-off from Cooper, he was Vice President and General Manager of Gardner Denver's predecessor, the Gardner-Denver Industrial Machinery
                     Division of Cooper (the "Division"), where he also served as Director of
                     Marketing from August 1985 to June 1990. Mr. Centanni was Director of Corporate
                     Planning for Cooper from August 1981 until joining the Division in 1985. He has a B.S. degree in industrial technology and an M.B.A. degree from Louisiana State
                     University. Mr. Centanni is a director of Boatmen's Bank of Quincy, Illinois and
                     Denman Services, Inc., a privately held supplier of medical products.

                                       2

                   DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

                      TERM EXPIRING AT THE 1998 ANNUAL MEETING OF STOCKHOLDERS

      [PHOTO]        THOMAS M. MCKENNA, age 59, has been a director of Gardner Denver since its
        OF           spin-off from Cooper in April 1994. He has been President and Chief Executive
      MCKENNA        Officer of Moorman Manufacturing Company ("Moorman"), a privately held manufacturer of agricultural supplies, since August 1993. Mr. McKenna joined
                     Moorman as Executive Vice President and Chief Operating Officer in August 1991,
                     was elected to the Board of Directors in November 1991 and was President and
                     Chief Operating Officer from November 1992 through July 1993. From 1989 until joining Moorman, Mr. McKenna was President of CCL Custom Manufacturing, a
                     division of CCL Industries, a publicly held manufacturer of consumer products, which is traded on the Toronto Exchange. Mr. McKenna has a B.A. degree from St.
                     Mary's College and an M.B.A. from Loyola University. Mr. McKenna is a director of Mercantile Bancorp of Quincy, Illinois and the subsidiaries of Moorman.



                      TERMS EXPIRING AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

      [PHOTO]        DONALD G. BARGER, JR., age 54, has been a director of Gardner Denver since its
        OF           spin-off from Cooper in April 1994. He has been Vice President, Chief Financial
      BARGER         Officer of Worthington Industries, Inc. ("Worthington"), a publicly held manufacturer of metal and plastic products and processed steel products, since
                     September 1993. Mr. Barger was Vice President-Controller of The BF Goodrich
                     Company, a publicly held manufacturer of aerospace and specialty chemicals and plastics, from 1986 until joining Worthington in 1993. Mr. Barger has a B.S.
                     degree from the United States Naval Academy and an M.B.A. from the University of
                     Pennsylvania, Wharton School of Business. Mr. Barger is a director of the Quanex
                     Corporation ("Quanex"), a publicly held manufacturer of specialized metals and metal products.

      [PHOTO]        MICHAEL J. SEBASTIAN, age 66, has been a director of Gardner Denver since its
        OF           incorporation in November 1993. He was previously Executive Vice President of
     SEBASTIAN       Cooper from February 1982 until his retirement in August 1995. Mr. Sebastian has a B.S.M.E. degree from Santa Clara University and has completed the Harvard
                     Business School's Advanced Management Program. Mr. Sebastian is a director of
                     Cooper Cameron Corporation, a publicly held manufacturer of oil and gas pressure control equipment and gas turbines, compressors, reciprocating engines and turbochargers, and Quanex. He also serves as an advisory director for the
                     University of Houston Center for Public Policy.

                  COMMITTEES, COMPENSATION AND GOVERNANCE OF
                            THE BOARD OF DIRECTORS

    The Company's Board of Directors held seven meetings during 1996. The Board has a standing Audit and Finance Committee and a standing Management Development and Compensation Committee, each composed exclusively of nonemployee directors. During 1996, each director attended at least 75% of the meetings of the Board and 100% of the meetings of the committees on which the director served. The Board does not have a standing Nominating Committee. Director nominations are made by the full Board.

    The Audit and Finance Committee, currently composed of Donald G. Barger, Jr., Chairman, and Michael J. Sebastian, held three meetings during 1996. The functions of the Audit and Finance Committee are to instruct the independent auditors that the Board is the representative of the stockholders and as such is the client of the auditors; to recommend the nomination of independent auditors for appointment by the Board; to review the independence of the auditors, the planned scope and results of their examination and the scope of any significant non-audit work performed; to review the scope and results of the Company's internal controls activity; to review accounting changes having a material impact on the financial statements of the Company and filings made with the Securities and Exchange Commission as required; to hold conferences and reviews with the auditors as may be deemed desirable by either the Audit and Finance Committee, the auditors or management, and to report to the Board the results of such reviews and conferences; to monitor compliance with the Company's Corporate Conflicts of Interest and Ethical Conduct Policy and review information concerning environmental, legal and other matters which may represent material financial exposure; and to submit to the Board any recommendations the Committee may have. The Audit and Finance Committee also oversees the Company's Pension Investment Committee in their establishment of investment objectives, policies and performance criteria for the management of the Company's retirement and benefit plan assets.

    The Management Development and Compensation Committee, currently composed of Alan E. Riedel, Chairman, and Thomas M. McKenna, held three meetings during 1996. The functions of the Management Development and Compensation Committee are to review and consider succession planning, executive performance, organizational structure and assist the Chief Executive Officer in developing recommendations in these areas for Board consideration; to review and consult with the Chief Executive Officer concerning the selection of officers of the Company and to establish reasonable compensation for officers, including incentive compensation and bonuses, deferred compensation, pensions, and other benefits; to designate those employees who will receive grants of stock options and other awards under the Company's Long-Term Incentive Plan (the "Incentive Plan") and the type and size of such grants; to administer the Incentive Plan, including amendments and restatements as appropriate; and to recommend to the Board one or more candidates for Chief Executive Officer in the event the position becomes unexpectedly vacant.

COMPENSATION OF DIRECTORS

    The Company's nonemployee directors each receive an annual retainer of $16,000. The Chairman receives an additional $16,000 annually for his duties as Chairman. In addition, nonemployee directors receive meeting attendance fees of $1,000 per meeting for special board or committee meetings not held in conjunction with regularly scheduled board and committee meetings. In 1996, there were no such special board or committee meetings. Directors are also reimbursed for reasonable expenses incurred in connection with attending board and committee meetings.

    In 1996, the directors approved the Gardner Denver Machinery Inc. Phantom Stock Plan for Outside Directors (the "Phantom Stock Plan") to more closely align the interests of the nonemployee directors and the Company's stockholders by increasing each nonemployee director's proprietary interest in the Company in the form of "phantom stock units".

    Under the Phantom Stock Plan, which is an unfunded plan, the Company credits the equivalent of $4,000 annually, in equal monthly amounts, to the phantom stock unit account of each nonemployee director. Phantom stock units are credited based upon the previous month's average closing price per share for the Company's Common Stock. Each nonemployee director may also elect to defer all or some portion of his annual director's fees under the Phantom Stock Plan and have such amount credited on a monthly basis as phantom stock units, based on the previous month's average closing price per share for the Company's Common Stock. If the Company were to pay dividends, dividend equivalents would be credited to each nonemployee director's account on the dividend record date. The fair market value of a director's account will be distributed as a cash payment to the director (or his beneficiary), when the director ceases to be a director of the Company for any reason. Alternatively, a director may elect to have the fair market value of his account distributed in twelve or fewer equal monthly installments, but without interest on the deferred payments. The fair market value of a director's account is determined by reference to the average closing price per share for the Company's Common Stock during the ten trading days immediately preceding the date the director ceases to be a director. The following table summarizes the number of phantom stock units credited to each nonemployee director as of March 14, 1997:

                                                      PHANTOM STOCK
        NAME                                              UNITS
        ----                                          -------------
Donald G. Barger, Jr...............................         213
Thomas M. McKenna..................................         926
Alan E. Riedel.....................................       1,687
Michael J. Sebastian...............................         165
                                                          -----
    Total..........................................       2,991

    Under the Incentive Plan, each nonemployee director is automatically granted options to purchase 2,000 shares of the Company's Common Stock on the date immediately following the Annual Meeting of Stockholders. Prior to the two-for-one split of the Company's Common Stock on January 15, 1997, this annual stock option grant was for 1,000 shares. These options become exercisable one year from the date of grant, at the fair market value of the Common Stock on the date of the grant, and expire five years from the date of grant, subject to prior termination, under the terms of the Incentive Plan. In accordance with the Incentive Plan, on April 15, 1994, the record date of the spin-off of Gardner Denver from Cooper, each nonemployee director was granted an option for 2,000 shares of Common Stock at an exercise price equal to the average closing price of the Company's Common Stock for the 30 trading days beginning five days after April 15, 1994. These options became fully exercisable on April 15, 1995, the first anniversary of the date of the grant, and expire April 15, 1999. Under the terms of the Incentive Plan, outstanding awards were appropriately adjusted as a result of the two-for-one split of the Company's Common Stock on January 15, 1997.

CORPORATE GOVERNANCE

    In 1997, the Company's Board of Directors adopted a policy regarding Corporate Governance. The objective of this policy is to ensure that the Board maintains its independence, objectivity and effectiveness in fulfilling its responsibilities to the Company's stockholders. The policy describes the criteria for selection and retention of outside directors; factors to ensure the Board remains independent; administrative practices of the Board; and the composition and compensation of the Board. The policy requires that the majority of the Board be nonemployee directors, with varied and complementary backgrounds. Directors may serve on the boards of directors of no more than four for-profit organizations, including the Company, and interlocking directorships are prohibited. The policy specifies that a nonemployee director will retire at age 70 years and that, at any one time, at least 50% of the number of nonemployee directors shall be actively employed.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

    In 1997, the Board of Directors adopted Stock Ownership Guidelines for the Company's nonemployee directors, executive officers and other key employees. Under these guidelines, each nonemployee director is expected to maintain an equity interest in the Company equal to one times his annual retainer by the end of his first year as a director and three times his annual retainer at the end of five years of service on the Board. The guidelines also require that the Chief Executive Officer maintain an equity interest equal to five times his annual base salary and each Corporate Vice President maintain an equity interest in the Company equal to three times his annual base salary. These equity interests are to be achieved by the fifth anniversary of each individual's appointment as an executive officer. Common Stock held directly by the officer and indirectly for the benefit of the officer in the Savings Plan and the related Supplemental Excess Defined Contribution Plan are considered in determining compliance with these guidelines.

    The following table sets forth, as of March 14, 1997, information with respect to the beneficial ownership of the Company's Common Stock by (a) each director, (b) each of the Company's four most highly compensated executive officers in 1996 who is not a director and, (c) all directors and executive officers as a group. A separate table is also included which sets forth each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of the dates indicated.

                                                        AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                          ------------------------------------------------
                                            DIRECT                             EMPLOYEE         PERCENT
       NAME OF BENEFICIAL OWNERS          OWNERSHIP<F1>                    401(k) PLAN<F2>     OF CLASS
       -------------------------          -------------                    ---------------     --------
DIRECTORS

Donald G. Barger, Jr....................    9,100<F3>,<F4>                                       <F*>
Ross J. Centanni........................  170,112<F3>,<F5>                       6,625           1.8%
Thomas M. McKenna.......................    8,000<F3>                                            <F*>
Alan E. Riedel..........................   40,132<F3>,<F6>                                       <F*>
Michael J. Sebastian....................   21,646<F3>                                            <F*>

NAMED EXECUTIVE OFFICERS (NOT DIRECTORS)

J. Dennis Shull.........................   67,110<F3>,<F7>                       2,857           <F*>
Philip R. Roth..........................   10,000<F3>                              387           <F*>
Jay R. Buehler..........................   51,100<F3>                            1,630           <F*>
Roger A. Finnamore......................   54,674<F3>                            2,399           <F*>
All directors and executive officers as
a group.................................  522,696<F3>,<F4>,<F5>,<F6>,<F7>       17,959           5.3

--------
<F*> Less than 1%.

<F1> Each beneficial owner has sole voting and investment power with respect to all shares except as indicated below.

<F2> Each beneficial owner has sole voting power, but limited investment power with respect to all shares held in the Savings Plan, a 401(k) plan, and the related Supplemental Excess Defined Contribution Plan ("Excess Defined Contribution Plan").

<F3> Includes shares that could be acquired by the exercise of stock options granted under the Incentive Plan that are currently exercisable or exercisable within 60 days after March 14, 1997, as follows: 8,000 shares for Mr. Barger; 134,000 shares for Mr. Centanni; 8,000 shares for Mr. McKenna; 2,000 shares for Mr. Riedel; 2,000 shares for Mr. Sebastian; 60,000 shares for Mr. Shull; 10,000 shares for Mr. Roth; 24,000 shares for Mr. Buehler; 50,000 shares for Mr. Finnamore; and 377,182 shares for the group.

<F4> Includes 100 shares owned by Mr. Barger's son, as to which Mr. Barger shares voting and investment power.

<F5> Includes 2,710 shares owned by Mr. Centanni's wife and children, as to which Mr. Centanni shares voting and investment power.


                                       6


<F6> Includes 200 shares owned by Mr. Riedel's wife, as to which Mr. Riedel shares voting and investment power.

<F7> Includes 8 shares owned by Mr. Shull's children, as to which Mr. Shull shares voting and investment power.

         NAME AND ADDRESS                                         AMOUNT AND NATURE OF     PERCENT
       OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP     OF CLASS
       -------------------                                        --------------------     --------
First Manhattan Company.......................................       1,297,520<F1>            13.1%
437 Madison Avenue
New York, New York

Ira Sochet....................................................         651,496<F2>             6.6
9350 South Dixie Highway
Miami, Florida

FMR Corporation...............................................         594,970<F3>             6.0
82 Devonshire
Boston, Massachusetts

Harris Associates Investment Trust............................         500,000<F4>             5.0
Two North LaSalle Street
Chicago, Illinois

--------
<F1> Based on Schedule 13G filing, dated as of January 30, 1997, made by First
     Manhattan Company ("First Manhattan"). First Manhattan reported that it has sole voting and sole investment powers with respect to 125,120 shares, shared voting power as to 1,156,600 shares and shared investment power as to 1,172,400 shares. Of the shares beneficially owned, 357,000 shares are owned by family members of General Partners of First Manhattan. With respect to these 357,000 shares, First Manhattan disclaims beneficial ownership as to 52,200 shares and disclaims investment power as to 304,800 shares of Common Stock. All share amounts shown above have been adjusted from the amounts shown in the Schedule 13G filed by First Manhattan in order to reflect the two-for-one split of the Company's Common Stock on January 15, 1997.

<F2> Based on Schedule 13D filing, dated as of February 12, 1997, made by Mr.
     Ira Sochet. Mr. Sochet reported that he has sole voting and investment powers with respect to all 651,496 shares of Common Stock beneficially owned.

<F3> Based on Schedule 13G filing, dated as of February 14, 1997, made by FMR
     Corporation and certain of its affiliates, one of which is an investment advisor registered under the Investment Advisors Act of 1940 (collectively, "FMR"). FMR reported that it has sole voting power with respect to 98,200 shares and sole investment power with respect to all 594,970 shares beneficially owned. All share amounts shown above have been adjusted from the amounts shown in the Schedule 13G filed by FMR in order to reflect the two-for-one split of the Company's Common Stock on January 15, 1997.

<F4> Based on Schedule 13G filing, dated as of February 3, 1997, made by Harris
     Associates Investment Trust and certain of its affiliates, one of which is an investment advisor registered under the Investment Advisors Act of 1940 (collectively, "Harris"). Harris reported that it has shared voting and shared investment powers with respect to all 500,000 shares. All share amounts shown above have been adjusted from the amounts shown in the
     Schedule 13G filed by Harris in order to reflect the two-for-one split of the Company's Common Stock on January 15, 1997.

                       EXECUTIVE MANAGEMENT COMPENSATION

    Gardner Denver was incorporated in November 1993 and became a wholly-owned subsidiary of Cooper at that time. Messrs. Centanni and Shull assumed their identified positions on January 1, 1994. Prior to that date these two officers were employed by the predecessor of Gardner Denver, the Gardner-Denver Industrial Machinery Division of Cooper. The following tables present compensation earned by the Chief Executive Officer and the next four most highly compensated executive officers of the Company for the years indicated and information regarding stock option transactions by each officer in 1996. In 1994, compensation included compensation earned during the period prior to the spin-off of the Company from Cooper.

                                                            TABLE 1

                                                  SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                                                  ---------------
                                                                         ANNUAL COMPENSATION        SECURITIES      ALL OTHER
                                                                        ---------------------       UNDERLYING     COMPENSATION
                NAME AND PRINCIPAL POSITION                    YEAR     SALARY($)    BONUS($)     OPTIONS(#),<F1>    ($),<F2>
                ---------------------------                    ----     ---------    --------     ---------------  ------------
Ross J. Centanni............................................   1996      $275,000    $370,000        60,000          $28,575
    President and CEO                                          1995       250,000     360,000        90,000           16,650
                                                               1994       204,167     120,000           -0-           10,718

J. Dennis Shull.............................................   1996       137,333     115,000        12,000           10,905
    Vice President, Sales and Marketing                        1995       128,283     105,000        30,000            7,213
                                                               1994       109,267      32,000           -0-            5,322

Philip R. Roth..............................................   1996       114,577     110,000        30,000            5,156
    Vice President, Finance and CFO<F3>

Jay R. Buehler..............................................   1996       154,667      55,000        12,000           11,685
    Vice President, Manufacturing<F3>                          1995       109,935     105,000        30,000            5,063

Roger A. Finnamore..........................................   1996       114,000      75,000        12,000            9,180
    Vice President, Engineering and Quality                    1995       108,600      90,000        30,000            6,173
      Assurance<F3>

--------
<F1> On January 15, 1997, the Company effected a two-for-one stock split of its shares of Common Stock. Long term compensation awards have been restated to reflect the effect of the stock split.

<F2> Amounts under "All Other Compensation" reflect the Company's contribution on behalf of each of the named executive officers to the Savings Plan, including contributions by Cooper prior to the spin-off, and the related Excess Defined Contribution Plan.

<F3> Mr. Roth became an executive officer effective May 13, 1996. Mr. Buehler became an executive officer effective April 10, 1995 and departed the Company in January 1997 to pursue other interests. Mr. Finnamore became an executive officer effective March 1, 1995. In accordance with applicable SEC rules, information is not provided for years prior to the years during which these gentlemen became executive officers of the Company.

                                                         TABLE 2

                                                  OPTION GRANTS IN 1996

                                                                                                          POTENTIAL
                                       INDIVIDUAL GRANTS                                              REALIZABLE VALUE
-----------------------------------------------------------------------------------------------       AT ASSUMED ANNUAL
                                     NUMBER OF        % OF TOTAL                                       RATES OF STOCK
                                     SECURITIES        OPTIONS                                       PRICE APPRECIATION
                                     UNDERLYING       GRANTED TO      EXERCISE                       FOR OPTION TERM<F4>
                                      OPTIONS         EMPLOYEES         PRICE        EXPIRATION      -------------------
        NAME                     GRANTED(#)<F1>,<F2>   IN 1996      ($/SH)<F2>,<F3>   DATE<F1>       5%($)        10%($)
        ----                     -------------------  ----------    ---------------  ----------      -----        ------
Ross J. Centanni..............         60,000              24%          $13.06         5/07/06      $492,896    $1,249,096

J. Dennis Shull...............         12,000               5            13.06         5/07/06        98,579       249,819

Philip R. Roth................         30,000              12            13.88         5/13/06       261,777       663,395

Jay R. Buehler................         12,000               5            13.06         5/07/06        98,579       249,819

Roger A. Finnamore............         12,000               5            13.06         5/07/06        98,579       249,819

--------
<F1> These options have a ten-year term from the date of grant and are exercisable in increments of one-third each on the first, second and third annual anniversary dates following the date of grant.

<F2> On January 15, 1997, the Company effected a two-for-one stock split of its shares of Common Stock. The number of securities underlying options granted and the exercise price have been restated to reflect the stock split.

<F3> The exercise price is equal to the average of the high and low price of the Company's Common Stock on the respective date of grant.

<F4> Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the Securities and Exchange Commission and are not intended to reflect future stock price appreciation for the Company's Common Stock.


                                                           TABLE 3

                           AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                                           OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                                      DECEMBER 31, 1996(#)         AT DECEMBER 31, 1996($)<F2>
                                   SHARES                           -------------------------      ---------------------------
                                 ACQUIRED ON        VALUE
        NAME                     EXERCISE(#)    RECEIVED($)<F1>     EXERCISABLE/UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
        ----                     -----------    ---------------     -------------------------       -------------------------
Ross J. Centanni..............      36,000         $293,500          84,000          120,000        $1,053,500      $963,750

J. Dennis Shull...............       4,000           21,500          46,000           32,000           577,750       287,750

Philip R. Roth................         -0-              -0-             -0-           30,000               -0-       101,250

Jay R. Buehler................         -0-              -0-          10,000           32,000           115,000       280,250

Roger A. Finnamore............       4,000           45,000          36,000           32,000           450,250       287,750

--------
<F1> The value received for shares acquired on exercise in 1996 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low trading value of the Common Stock on the exercise date, or if the Common Stock did not trade on the exercise date, the average value on the last previous trading date, and the option exercise prices.

<F2> The value of the unexercised in-the-money options at December 31, 1996 is calculated using the difference between the fair market value of the Company's Common Stock, as indicated by the average high and low trading value of the Common Stock on December 31, 1996, and the option exercise prices.

        REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The goal of the Management Development and Compensation Committee (the "Committee") is to compensate the executive officers of Gardner Denver based on the scope of their responsibilities, the achievement of specific annual objectives and the Company's annual and longer term performance. The Committee reviews and establishes the compensation and benefits of the executives, including base salaries, annual bonus opportunities and grants of awards under the Incentive Plan. These elements are blended to provide competitive pay, reward achievement of financial and strategic objectives and align the interests of the Company's executives with those of the Company's stockholders.

    The Company maintains a compensation plan for executives that consists of
(i) base salary, (ii) annual incentive compensation through bonus opportunities and (iii) long-term incentives, currently in the form of stock option grants. The Company hired Towers Perrin in 1996 to review the Company's existing executive compensation practices, and following such review, Towers Perrin confirmed to the Company that such practices were consistent with the Company's goal of attracting and retaining the best qualified executives.

BASE SALARY

    The Committee established a base salary for each executive officer at approximately the market median salary level for similar positions in independent manufacturing companies with annual revenues generally comparable to those of the Company. The Committee utilized four surveys selected by its independent compensation consultant in determining the market median salary levels and evaluated the job scope and content of each executive officer's responsibilities. In some situations, general industrial companies were also considered if their inclusion provided a more accurate comparison of job scope for the executives.

ANNUAL INCENTIVE COMPENSATION

    An annual cash bonus opportunity is awarded at the discretion of the Committee. This bonus is designed to relate the executive's annual compensation to overall corporate and individual performance. The bonus award is based on goals established by the Committee that combine personal performance as well as corporate performance during the bonus year. These goals are determined in the first quarter of the bonus year. The calculation for the annual cash bonus utilizes pooling and distribution formulas, tempered by the Committee's judgment.

    Corporate performance was judged based on a combination of earnings per share (weighted at 60%) and the level of cash flow (weighted at 40%) generated by the Company in 1996. Both earnings per share and cash flow were adjusted to exclude extraordinary transactions such as the financial effect of the acquisitions completed in 1996. Earnings per share was included in the benchmark to reflect the effect of management's performance on stockholder return. Free cash flow was utilized in the benchmark due to the continued importance of cash flow in decreasing the financial leverage of the Company and in providing funds to pursue the Company's growth strategies. Free cash flow was defined as the sum of the Company's net cash provided by operating activities and net cash used for investing activities, excluding any cash related to the acquisitions completed in 1996. Two separate bonus pools were generated, with the total bonus payment provided by the sum of the earnings per share bonus pool and the cash flow bonus pool. Total pool outcomes accelerated as performance levels increased, ranging from zero if cash flow was less than $11.2 million and earnings per share was less than $1.13, to a maximum pool if cash flow was at least $21.5 million and earnings per share was at least $1.50.

    A distribution formula was used to allocate pool amounts to participants, based on a share of the pool for each participant. The distribution formula was derived from market median compensation data that reflects the median cash bonus levels for executives at various levels of responsibility. Pooling and distribution formulas are calibrated each year. The pooling and distribution formulas for 1996 would have provided market median bonus payments if the Company generated earnings per share of $1.32 in 1996 and $14.6 million of free cash flow. Bonus payments at the 75th percentile of comparable companies resulted from the $1.55 earnings per share (excluding the earnings provided by the acquisitions) and $30.5 million of cash flow (excluding funds utilized in completing the acquisitions) achieved in 1996.

    The Committee has the ability to vary formula outcomes to further reflect the degree of achievement of personal performance goals and overall perceived contributions by each participant. In reviewing individual contributions, the Committee evaluated the performance of each executive against specific, predetermined goals that had been agreed upon with respect to that executive. This process did not involve the use of specific formulas or the assignment of weights to specific factors. In making its determinations for executives other than Mr. Centanni, the Committee also considered the advice and recommendation of Mr. Centanni.

LONG-TERM INCENTIVES

    Under the Incentive Plan, designated employees are eligible from time to time to receive awards in the form of stock options, stock appreciation rights, restricted stock grants or performance shares, as determined by the Committee. The purpose of these awards is to promote the long-term financial interests of the Company by encouraging employees to acquire an ownership position and to provide incentives for specific employee performance. In selecting the recipients and the size of awards, the Committee views each recipient's opportunity for significant contribution to the Company's future growth and profitability.

    The Committee currently utilizes stock options to provide the named executives and other key employees with incentives that are related to the long-term performance of the Company. The specific number of stock options granted to an executive is determined by the Committee, with the advice and counsel of Mr. Centanni, based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial performance of the Company. In 1996, the stock option grants fell between the median and 75th percentile of grants for comparable companies in recognition of a continued, but diminished, high leverage situation and to provide higher payouts as stockholders achieve similar gains. Options are granted at the average market price for the Common Stock on the date of grant and have value only if the market price of the underlying Common Stock appreciates. In 1996, the Committee granted options with 10-year terms. Furthermore, since options are exercisable in cumulative increments of one-third each year over a three-year period, the Committee believes options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

COMPENSATION OF CEO

    Mr. Centanni's base salary in 1996 was determined as described above. His annual bonus opportunity depends upon the corporate and his individual performance. In considering Mr. Centanni's individual performance for purposes of the annual bonus, the Committee considered the degree of achievement of earnings per share and free cash flow goals established by the Committee as well as individual goals agreed upon between the Committee and Mr. Centanni. The completion of the acquisition of NORAMPTCO, Inc. and TCM Investments, Inc., new product development, and related achievements were carefully considered by the Committee. The Committee did not assign weights or apply any formula to these factors. In determining the 1996 stock option grant, the Committee considered the median range of option grants for CEOs in comparable independent companies as presented by Towers Perrin and set Mr. Centanni's grant between the 50th and 75th percentile of the option grants presented.

OTHER

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by public corporations of compensation paid to specified executive officers. All compensation paid in 1996 to the Company's executive officers qualified for deduction under Section 162(m).

Alan E. Riedel, Chairman
Thomas M. McKenna

                            STOCK PERFORMANCE GRAPH

    The Common Stock of the Company was registered under the Securities Exchange Act of 1934 effective March 31, 1994 and trading of such Common Stock began April 18, 1994, on a when-issued basis. The following table compares the cumulative total stockholder return for the Company's Common Stock on a quarterly basis through December 31, 1996 to the cumulative total returns for the same periods of (a) the Standard & Poor's 500 Stock Index; and (b) the Standard and Poor's MidCap Index for Manufacturing (Specialized Industries), a pre-established industry index believed by the Company to have a peer group relationship with the Company. All information presented assumes the reinvestment of dividends.


                                    [GRAPH]


                        03/31/94 06/30/94 09/30/94 12/31/94 03/31/95 06/30/95 09/30/95 12/31/95 03/31/96 06/30/96 09/30/96 12/31/96
                        -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Gardner Denver             $100      $88      $96     $100     $112     $175     $170     $190     $237     $264     $305     $342
S&P 500                    $100     $100     $105     $105     $116     $127     $137     $145     $153     $160     $164     $178
MidCap Specialized         $100      $93      $96      $95     $104     $110     $115     $116     $124     $128     $134     $148

<F1> The cumulative total return on the Company's Common Stock is reflected to begin as of the effective date of its registration under the Securities Exchange Act of 1934, March 31, 1994, but is based on the closing price of the first date of trading, April 18, 1994. Comparative cumulative total return data is calculated based on an investment on April 1, 1994.

                     EMPLOYEE AND EXECUTIVE BENEFIT PLANS

    In addition to the Incentive Plan discussed elsewhere in this Proxy Statement and the group health, hospitalization and life insurance plans generally available to all employees, the Company also provides the following plans for the benefit of employees and executive officers.

SAVINGS PLAN

    The Savings Plan, which is intended to qualify under Section 401(k) of the Code, is administered by the Management Development and Compensation Committee of the Board of Directors. All employees, including officers of the Company, are eligible to participate in the Savings Plan, except that employees covered by a collective bargaining agreement may participate only if such agreement specifically provides for participation in the Savings Plan. Under the Savings Plan, each participating employee may elect to reduce his or her salary by up to 16%, subject to certain limitations set forth in the Code, and have such amount contributed to the Savings Plan. The Company makes matching contributions to the Savings Plan in an amount equal to 100% of each such participant's elective contributions up to 3% of such participant's compensation, and in an amount equal to 50% of each participant's elective contributions over 3% and up to 6% of the participant's annual compensation. Contributions by participants in excess of 6% of annual compensation are not matched by the Company. The Company maintains a Supplemental Excess Defined Contribution Plan that provides to certain employees (including those named in the Summary

Compensation Table) benefits of the Savings Plan that cannot be provided by a qualified defined contribution plan due to Code provisions.

    A participant's elective contributions and the Company's matching contributions are fully vested when they are made. Participants are able to direct the investment of their contributions among four investment funds, while the Company's matching contributions must be invested in Common Stock of the Company.

RETIREMENT PLANS

    The Company maintains the Gardner Denver Machinery Inc. Retirement Plan (the "Retirement Plan") and the Gardner Denver Machinery Inc. Supplemental Excess Defined Benefit Plan (the "Excess Defined Benefit Plan") for the benefit of all salaried employees and certain hourly employees as defined in the Retirement Plan.

    Under the Retirement Plan, the Company credits 4% of total compensation paid up to the Social Security wage base for the year, plus 8% of total compensation paid exceeding the Social Security wage base, annually to each individual's account. For this purpose, total compensation is cash remuneration paid during the year by the Company to or for the benefit of a participant in the Gardner Denver Retirement Plan, including base salary for the current year and annual cash bonus earned during the prior year but paid in the current year.

    Employees who were formerly employees of Cooper were credited in the Retirement Plan for service while employed by Cooper. Benefits for service through December 31, 1993 were determined under the Cooper Salaried Employees' Retirement Plan then in effect and converted to initial balances under the Retirement Plan. Funds equal to the actuarial value of accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets were transferred from the Cooper pension trust to a trust established by Gardner Denver for the Retirement Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company will contribute to a trust fund sufficient to meet the minimum requirements under the Code to maintain the status of the plan as a qualified defined benefit plan.

    The Company also maintains the Excess Defined Benefit Plan which is a nonqualified plan providing certain employees, including those named in the Summary Compensation Table, Gardner Denver Retirement Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code. The Excess Defined Benefit Plan is funded through contributions by the Company to a Rabbi Trust.

    For each of the individuals shown in the Summary Compensation Table, the following table shows current credited years of service, the year each attains age 65, and the projected annual pension benefit (including amounts payable under the Excess Defined Benefit Plan) at age 65. The projected annual pension benefit assumes that benefits will be paid on a straight-life annuity basis, compensation for each executive officer continues at December 31, 1996 base salary levels plus an annual cash bonus equal to the average cash bonus received by each officer in 1996 and 1995, and an interest rate of 6.0%.

                                                     YEARS OF
                                                     CREDITED           YEAR
                                                  SERVICE AS OF      INDIVIDUAL      ESTIMATED ANNUAL
                                                  MARCH 1, 1997    REACHES AGE 65    BENEFIT AT AGE 65
                                                  -------------    --------------    -----------------
Ross J. Centanni...............................         17              2010             $150,780

J. Dennis Shull................................         21              2014               76,488

Philip R. Roth.................................          0              2016               46,344

Jay R. Buehler.................................          1              2008               39,120

Roger A. Finnamore.............................         15              2009               50,112

MANAGEMENT CONTINUITY AGREEMENTS

    The Company has a Management Continuity Agreement (the "Agreement") with each of the individuals named in the Summary Compensation Table. The purpose of the Agreement is to encourage each of the executive officers to continue to carry out his duties in the event of a possible change in control of the Company.

    Benefits are payable under the Agreement only if a "Change of Control" has occurred and within two years the officer's employment is terminated (a) by the Company or its successor for reasons other than "cause," or

(b) voluntarily by the officer for "good reason," in each case as defined in the Agreement. A "Change of Control" will be deemed to have occurred if either
(i) any person or group acquires beneficial ownership of 20% of the voting securities of the Company, (ii) there is a change in the composition of a majority of the Board of Directors within any two-year period which change is not approved by certain of the directors who were directors at the beginning of such two-year period, or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities Exchange Act of 1934) otherwise occurs. The principal benefits to be provided to the officers under the Agreements are (i) a lump sum payment equal to a year's compensation (base salary and incentive compensation) multiplied by a factor of two, and (ii) continued participation in the Company's other employee benefit programs for two years following termination, but not beyond age 65.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The Company employed Arthur Andersen LLP ("Arthur Andersen") to perform the annual audit and to render other services for 1996, and the Board of Directors has reappointed Arthur Andersen to render these same services in 1997. Representatives of Arthur Andersen will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Public Accountants contained in the 1996 Annual Report to Stockholders, which accompanies this Proxy Statement. Representatives of Arthur Andersen will have the opportunity to make a statement, if they desire to do so.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

    Stockholders' proposals intended to be presented at the 1998 Annual Meeting must be received by the Company at its principal executive offices (Attention:
Corporate Secretary) on or before November 26, 1997 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are stockholders, beneficially or of record, on the date the proposal is submitted and who continue in such capacity through the meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.


                                          GARDNER DENVER MACHINERY INC.

                                          Helen W. Cornell
                                          Vice President, Corporate Secretary

March 26, 1997

                        GARDNER DENVER MACHINERY INC.
                                COMMON STOCK
        PROXY/VOTING INSTRUCTIONS SOLICITED BY THE BOARD OF DIRECTORS
                    FOR ANNUAL MEETING OF STOCKHOLDERS
                                MAY 6, 1997

The undersigned (the "stockholder"), having received the Notice and Proxy Statement for the Annual Meeting of Stockholders, appoints Ross J. Centanni, Philip R. Roth and Helen W. Cornell, and each or any of them, as proxies with full power of substitution, to represent the stockholder and to vote all shares of Common Stock of Gardner Denver Machinery Inc. which the stockholder is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The Holiday Inn Quincy, 201 South Third Street, Quincy, Illinois on Tuesday, May 6, 1997 at 1:30 p.m., local time, and any and all adjournments of the meetings, in the manner specified.

Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than as set forth on this card.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 8615, EDISON, NEW JERSEY, 08818-9123. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

Comments:
         --------------------------------------------
-----------------------------------------------------
-----------------------------------------------------                -----------
(If you have written in the above space, please mark the             SEE REVERSE
"comments" box on the reverse side of the card.)                        SIDE
                                                                     -----------
--------------------------------------------------------------------------------
                        [ARROW] DETACH PROXY CARD [ARROW]



                                       Gardner
                                       ---------  [LOGO]
                                          Denver

/X/ PLEASE MARK YOUR                                                       2656
    VOTE AS IN THIS
    EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" PROPOSAL 1.


-------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.
-------------------------------------------------------------------------------
1. Election of      FOR     WITHHELD    Two Directors are to be elected at the
   Directors.       / /       / /       meeting. The nominees of the Board of
                                        Directors are:

                                        Ross J. Centanni and Alan E. Riedel.

To withhold your vote for any nominee(s), write name(s) here:

------------------------------------------------------------

-------------------------------------------------------------------------------
                                        Comments (see reverse)       / /

                                        I plan to attend the annual  / /
                                        meeting.

                                  Please sign exactly as name or names appear on this proxy card. Executors, administrators, trustees, or other representatives should so indicate when signing. If a corporation, please sign in corporate name by president or other authorized officer.

                                  ---------------------------------------------

                                  ---------------------------------------------
                                  Signature(s) of Stockholder(s)      Date

--------------------------------------------------------------------------------
                        [ARROW] FOLD AND DETACH HERE [ARROW]


                           GARDNER DENVER MACHINERY INC.
                           ANNUAL MEETING OF STOCKHOLDERS
                                 ADMISSION TICKET
                              MAY 6, 1997, 1:30 P.M.

                                HOLIDAY INN QUINCY
                              201 SOUTH THIRD STREET
                              QUINCY, ILLINOIS 62301

================================================================================
                                      AGENDA

* Call to order
* Introduction of Directors and Officers
* Nomination and Voting for Directors
* President's Report
* General Question and Answer Period
================================================================================

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT. IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

                                    Appendix




      Page 12 of the printed proxy contains a stock performance graph. The information contained in the graph is depicted in the table that immediately follows the graph.